                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by Registrant                 [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

         [_]      Preliminary Proxy Statement

         [X]      Definitive Proxy Statement

         [_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

         [_]      Definitive Additional Materials

         [_]      Soliciting Material Under Rule 14a-12

                                  iBASIS, INC.
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person[s] Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]      No fee required

         [_] Fee computed on table below per Exchange Act Rules 14a-(6)(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------------

         (2)      Aggregate number of securities to which transactions applies:

                  -------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

                  -------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         (5)      Total fee paid:

                   ------------------------------------------------------------

         [__]     Fee paid previously with preliminary materials.

         [__] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

                  -------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                  -------------------------------------------------------------

         (3)      Filing Party:

                  -------------------------------------------------------------

         (4)      Date Filed:

                  -------------------------------------------------------------

                                          May 3, 2001

Dear Shareholder:

    You are cordially invited to attend the 2001 Annual Meeting of Shareholders of iBasis, Inc., which will be held at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, on Thursday, May 31, 2001 at 10:00 a.m., local time.

    The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. Our 2000 Annual Report to Shareholders is also enclosed for your information.

    All shareholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose).

    YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD, VOTE ELECTRONICALLY VIA THE INTERNET, VOTE BY TELEPHONE, OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Sincerely,

[LOGO]

Ofer Gneezy
President, Chief Executive Officer
and Treasurer

                                  IBASIS, INC.
                                20 SECOND AVENUE
                        BURLINGTON, MASSACHUSETTS 01803
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 31, 2001
                             ---------------------

TO OUR SHAREHOLDERS:

    The 2001 Annual Meeting of Shareholders of iBasis, Inc., a Delaware corporation, will be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803. The purposes of the Annual Meeting are:

    1. To elect one Class 2 director to hold office for a three year term and until the director's successor has been duly elected and qualified;

    2. To ratify the appointment of the firm of Arthur Andersen LLP, as independent auditors for iBasis for the fiscal year ending December 31, 2001; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record on the books of iBasis at the close of business on April 23, 2001 will be entitled to notice of and to vote at the Annual Meeting.

    Please sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope, or vote via the Internet or by telephone, as instructed in the proxy materials, at your earliest convenience. If you return the proxy, you may nevertheless attend the Annual Meeting and vote your shares in person.

    All of our shareholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jonathan Draluck
                                          Secretary

Burlington, Massachusetts
May 3, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES, OR VIA THE INTERNET OR BY TELEPHONE, AS INSTRUCTED IN THE PROXY MATERIALS.

                                  IBASIS, INC.
                                20 SECOND AVENUE
                        BURLINGTON, MASSACHUSETTS 01803
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

      ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 31, 2001

    Proxies enclosed with this Proxy Statement are solicited by the Board of Directors of iBasis, Inc., a Delaware corporation, for use at the Annual Meeting of Shareholders to be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803, and any adjournments thereof.

    Registered shareholders can vote their shares by mailing their signed proxy card, via the Internet, or by telephone, as directed in the proxy materials. We believe that the procedures that have been put in place are consistent with the requirements of applicable law.

    Shares represented by duly executed proxies received by iBasis prior to the Annual Meeting will be voted as instructed in the proxy on each matter submitted to the vote of shareholders. If any duly executed proxy is returned without voting instructions, the persons named as proxies thereon intend to vote all shares represented by such proxy FOR the election of the nominee for director named below and FOR the ratification of the appointment of Arthur Andersen LLP as independent auditors of iBasis. The Board of Directors of iBasis is not aware of any other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all duly executed proxies received by iBasis will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

    Any shareholder may revoke a proxy at any time prior to its exercise by delivering a later-dated proxy, by written notice of revocation to our Secretary at the address set forth below, or by voting in person at the Annual Meeting. If a shareholder does not intend to attend the Annual Meeting, any written proxy or notice should be returned for receipt by iBasis, not later than the close of business on Wednesday, May 30, 2001. We have retained EquiServe Trust Company N.A. and Corporate Investor Communications, Inc. to organize the distribution and return of the proxy materials. EquiServe is paid $15,000 annually for various services, including those rendered in connection with our Annual Meeting. Corporate Investor Communications will be paid a $1,500 fee to distribute the proxy materials. iBasis will bear the cost of solicitation of proxies relating to the Annual Meeting.

    Only shareholders of record as of the close of business on April 23, 2001, the record date, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date there were 44,939,730 shares (excluding treasury shares) of common stock, $0.001 par value, issued and outstanding. These shares of common stock are the only securities of iBasis entitled to vote at the Annual Meeting. Shareholders are entitled to cast one vote for each share of common stock held of record on the record date.

    An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2000, accompanies this Proxy Statement. The mailing address of iBasis' principal executive offices is 20 Second Avenue, Burlington, Massachusetts 01803.

    This Proxy Statement and the proxy enclosed herewith were first mailed to shareholders on or about May 5, 2000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2001 by:

    - each person we know owns beneficially more than five percent (5%) of our common stock;

    - each of our directors;

    - each of our executive officers; and

    - all directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2001 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder's name. Unless otherwise indicated, the address for each of the following shareholders is c/o iBasis, Inc., 20 Second Avenue, Burlington, Massachusetts 01803.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ---------------------
DIRECTORS, OFFICERS AND 5% SHAREHOLDERS                         NUMBER     PERCENT
---------------------------------------                       ----------   --------
Summit Ventures IV, L.P. and affiliated entities(1).........   3,984,330     8.87%
Ofer Gneezy(2)..............................................   3,646,933     8.10
Menlo Ventures VII, L.P. and affiliated entities(3).........   3,440,351     7.65
John Jarve(3)...............................................   3,440,351     7.65
Daniel Price(4).............................................   1,708,873     3.80
Gordon J. VanderBrug(5).....................................   1,686,582     3.75
Charles N. Corfield(6)......................................   1,324,416     2.95
Michael J. Hughes(7)........................................     152,701        *
Charles Giambalvo(8)........................................      56,250        *
Carl Redfield(9)............................................      61,800        *
Charles Skibo(10)...........................................      20,000        *
ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (9
  PERSONS)(11)..............................................  12,097,906    26.83

------------------------

*   Represents less than 1% of the outstanding shares of common stock.

(1) Includes shares of common stock held by Summit Ventures V, L.P., Summit Ventures IV, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund, L.P., Summit V Advisors Fund (QP) L.P., and Summit Investors III, L.P. The sole general partner for Summit Ventures IV, L.P. is Summit Partners IV, L.P., the sole general partner of which is Stamps, Woodsum & Co. IV. The general partner for each of Summit Ventures V, L.P., Summit V Companion Fund, L.P., Summit V Advisors Fund, L.P., and Summit V Advisors (QP) L.P. is Summit Partners V, L.P., the general partner of which is Summit Partners LLC. Summit Partners LLC, through an investment committee, exercises sole voting and investment power with respect to the shares owned by these entities, Summit Investors III, L.P., and Summit Ventures IV, L.P.; individually no member of Summit Partners LLC is deemed to have or share such voting or investment power and such members expressly disclaim beneficial ownership of these shares, except to the extent of their respective pecuniary interests therein. The address of the Summit partnerships is 600 Atlantic Avenue, Suite 2800, Boston, Massachusetts 02210.

(2) Includes 54,999 shares of common stock issuable upon exercise of options within 60 days of March 31, 2001. Also includes 50,000 shares held by The Ofer Gneezy 1999 Family Trust for the benefit of Mr. Gneezy's children. Mr. Gneezy disclaims beneficial ownership of the shares held be the Ofer Gneezy 1999 Family Trust. Mr. Gneezy is our President, CEO and Treasurer, and one of our directors.

(3) Includes 3,292,083 shares held by Menlo Ventures VII, L.P. and 138,268 held by Menlo Entrepreneurs Fund VII, L.P. Also includes 10,000 shares of common stock issuable to Mr. Jarve upon exercise of options within 60 days of March 31, 2001. Mr. Jarve, one of our directors, is managing director of MV Management VII, LLC, the general partner of Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. Mr. Jarve disclaims beneficial ownership of the shares held by the entities affiliated with Menlo Ventures, except to the extent of his pecuniary interest therein. The address for Menlo Ventures and Mr. Jarve is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025.

(4) Mr. Price is our Senior Vice President, Speech Solutions and one of our directors.

(5) Includes 41,250 shares of common stock issuable upon exercise of options within 60 days of March 31, 2001. Also includes 1,317,345 shares held by the G.J. & C.E. VanderBrug Family Limited Partnership. Dr. VanderBrug disclaims beneficial ownership of the shares held by the G.J. & C.E. VanderBrug Family Limited Partnership, except to the extent of his pecuniary interest therein. Does not include 29,230 shares of common stock held by Dr. VanderBrug's spouse. Dr. VanderBrug disclaims beneficial ownership of the shares held by his spouse. Dr. VanderBrug is our Executive Vice President and Assistant Secretary and one of our Directors.

(6) Includes of 1,114,416 shares held by the Charles N. Corfield Trust u/a/d 12/19/91, a revocable trust of which Mr. Corfield is the sole trustee and 200,000 shares held by Mr. Corfield, individually. Also includes 10,000 shares of common stock issuable upon exercise of options within 60 days of March 31, 2001. Mr. Corfield is one of our directors.

(7) Includes 60,624 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2001. Mr. Hughes is our Vice President, Finance and Administration and Chief Financial Officer.

(8) Consists entirely of 56,250 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2001. Mr. Giambalvo is our Senior Vice President of Worldwide Sales.

(9) Includes 20,000 shares of common stock exercisable within 60 days of March 31, 2001. Mr. Redfield is one of our directors.

(10) Includes 20,000 shares of common stock exercisable within 60 days of March 31, 2001. Mr. Skibo is one of our directors.

(11) Includes 273,123 shares of common stock issuable upon the exercise of options within 60 days of March 31, 2001 and certain shares held by affiliates of such directors and executive officers.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

    The executive officers of iBasis, and their ages as of April 30, 2001, are as follows.

NAME                                     AGE                              POSITION
----                                   --------                           --------
EXECUTIVE OFFICERS

  Ofer Gneezy........................     49      President, Chief Executive Officer, Treasurer
  Gordon J. VanderBrug...............     58      Executive Vice President, Assistant Secretary
  Michael J. Hughes..................     38      Vice President, Finance and Chief Financial Officer
  Charles Giambalvo..................     45      Senior Vice President of Worldwide Sales
  Daniel Price.......................     43      Senior Vice President of Speech Solutions

    MR. GNEEZY. See "Proposal No. 1--Election of Directors" for Mr. Gneezy's biography.

    DR. VANDERBRUG. See "Proposal No. 1--Election of Directors" for Dr. VanderBrug's biography.

    MR. HUGHES has served as Vice President of Finance and Administration and Chief Financial Officer of iBasis since August 1998. From 1995 to 1998, Mr. Hughes was Director of Finance/Controller at Teleport Communications Group, a provider of local and long distance telecommunications services, including voice, data, and Internet services. Prior to joining TCG in 1995, Hughes held various financial positions at Houghton Mifflin Company and previously served as an auditor at KPMG Peat Marwick. Mr. Hughes received a B.S. in accounting from Bentley College and an M.B.A. in finance from Babson College. Mr. Hughes is a certified public accountant.

    MR. GIAMBALVO has served as Senior Vice President of Worldwide Sales of iBasis since January 2000. From 1998 to 1999, Mr. Giambalvo was the president of VocalTec Communications, Inc., a company that helped pioneer commercial Internet telephony. Prior to joining VocalTec, in 1998, Mr. Giambalvo was vice president of sales at Stratus Computer, a computer maker. From 1990 to 1998, Mr. Giambalvo was the senior vice president of sales and customer service at ECI Telecom, Inc., a leading manufacturer of telecommunications transmission equipment. Mr. Giambalvo received an M.S. in telecommunications management from Golden Gate University and a B.S. in electrical engineering and a B.F.A in communications from The New York Institute of Technology.

    MR. PRICE. See "Proposal No. 1--Election of Directors" for Mr. Price's biography.

SUMMARY COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for our Chief Executive Officer and the next four most highly compensated executive officers.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                             ANNUAL COMPENSATION (1)                    AWARDS
                                  ---------------------------------------------       SECURITIES
                                                                   OTHER ANNUAL   ------------------    ALL OTHER
                                    YEAR      SALARY     BONUS     COMPENSATION   UNDERLYING OPTIONS   COMPENSATION
                                  --------   --------   --------   ------------   ------------------   ------------
Ofer Gneezy.....................    2000     $203,846   $100,000     $      --           40,000                --
  President, Chief Executive        1999      150,000    135,000            --               --                --
  Officer and Treasurer             1998      134,866     37,500            --           80,000                --

Gordon J. VanderBrug............    2000      183,462     90,000            --           30,000                --
  Executive Vice President and      1999      135,000    122,400            --               --                --
  Assistant Secretary               1998      122,240     33,750            --           60,000                --

Michael J. Hughes (2)
  Vice President, Finance and       2000      142,692     60,000            --           25,000                --
  Administration and                1999      120,000     75,750            --           50,000                --
  Chief Financial Officer           1998       67,898     30,000            --          200,000                --

Charles Giambalvo (3)...........    2000      185,000          0       331,950(4)            --                --
  Senior Vice President of          1999       15,417         --            --          150,000                --
  Worldwide Sales

John G. Henson, Jr. (5).........    2000      142,693     60,000            --           25,000                --
  Vice President,                   1999      125,000     85,600            --           50,000                --
  Engineering & Operations          1998       67,898     30,000            --          200,000                --

------------------------

(1) Excludes certain perquisites and other benefits, in the amount of which did not exceed 10% of the employee's total salary and bonus.

(2) Mr. Hughes became Vice President, Finance and Chief Financial Officer in August 1998.

(3) Mr. Giambalvo became Senior Vice President of Worldwide Sales in
    January 2000.

(4) Mr. Giambalvo received $226,335 in sales commissions, $75,000 in moving and re-location expenses, and $30,615 in interest on a $500,000 loan associated with Mr. Giambolvo's re-location which was paid by iBasis.

(5) Mr. Henson was our Vice President, Engineering and Operations prior to his resignation from iBasis effective November 30, 2000.

    The following table contains information concerning options to purchase common stock that we granted during the year ended December 31, 2000 to each of the officers named in the summary compensation table.

                                                                                                 POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                     INDIVIDUAL GRANTS                              ASSUMED ANNUAL
                             -----------------------------------------------------------------         RATES OF
                                                     PERCENT OF TOTAL                             STOCK APPRECIATION
                                   NUMBER OF         OPTIONS GRANTED    EXERCISE                  FOR OPTION TERM(3)
                             SECURITIES UNDERLYING     TO EMPLOYEES     PRICE PER   EXPIRATION   ---------------------
                              OPTIONS GRANTED(1)         IN 2000          SHARE      ON DATE        5%          10%
                             ---------------------   ----------------   ---------   ----------   ---------   ---------
Ofer Gneezy................         40,000                 1.86%         $14.85        5/25/05    285,603     806,621
Gordon J. VanderBrug.......         30,000                 1.40           13.50        5/25/10    254,702     645,466
Michael J. Hughes..........         25,000                 1.16           13.50        5/25/10    212,252     537,888
Charles Giambalvo..........             --                   --              --             --         --          --
John G. Henson, Jr. (2)....         25,000                 1.16           13.50        5/25/10    212,252     537,888

------------------------

(1) Shares underlying options generally vest over a four-year period, with 6.25% of the shares vesting on each of the first sixteen three-month anniversaries after the grant date. However, during the first year of employment, no shares underlying an option vest until the first anniversary of the optionee's employment when all shares that would have vested before such date become exercisable.

(2) Following Mr. Henson's resignation from iBasis in November 2000, this option expired unexercised 90 days thereafter.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission rules and do not represent an estimate or projection of our future stock prices. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of our common stock and overall stock market conditions. There can be no assurance that the amounts reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table contains information concerning option holdings for the year ended December 31, 2000 and such date with respect to each of the officers named in the summary compensation table.

                                                      NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                     OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                                                 ---------------------------   ---------------------------
                                                 EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                 -----------   -------------   -----------   -------------
Ofer Gneezy....................................     45,000         75,000        $121,000      $  121,000
Gordon J. VanderBrug...........................     33,730         56,250          90,750          90,750
Michael J. Hughes..............................     34,375        180,000          45,156         318,219
Charles Giambalvo..............................     37,500        112,500              --              --
John G. Henson, Jr. (2)........................    162,500         35,000         421,172           1,641

------------------------

(1) Value is determined by subtracting the exercise price from $4.125, the closing price of our common stock on the Nasdaq National Market on December 29, 2000, multiplied by the number of shares underlying the options.

(2) Following Mr. Henson's resignation from iBasis in November 2000, options totaling an aggregate of 38,125 shares expired without being exercised.

EMPLOYMENT AGREEMENTS

    We currently have employment contracts in effect with Mr. Gneezy, our President, Chief Executive Officer and Treasurer, Dr. VanderBrug, our Executive Vice President and Assistant Secretary, Mr. Hughes, our Vice President, Finance and Administration and Chief Financial Officer,
Mr. Giambalvo, our Senior Vice President of Worldwide Sales, and Mr. Price, our Senior Vice President of Speech Solutions. Mr. Price became an executive officer of iBasis on February 27, 2001.

    iBasis and Mr. Gneezy are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as President and Chief Executive Officer. Under the terms of the employment agreement, Mr. Gneezy is paid a base salary of $125,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Dr. VanderBrug are parties to an employment agreement, dated as of August 11, 1997, governing his employment with iBasis as Executive Vice President. Under the terms of the employment agreement, Dr. VanderBrug is to be paid a base salary of $115,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Mr. Hughes are parties to an employment agreement dated as of August 17, 1999 governing his employment with iBasis as Vice President, Finance and Chief Financial Officer. Under the terms of the employment agreement, Mr. Hughes is to be paid a base salary of $120,000, and is eligible to receive an annual bonus at the discretion of the chief executive officer or the Board of Directors. iBasis and Mr. Giambalvo are parties to an employment agreement, dated as of February 8, 2000, governing his employment with iBasis as Senior Vice President of Worldwide Sales. Under the terms of the employment agreement, Mr. Giambalvo is to be paid a base salary of $185,000, and is eligible to receive an annual bonus at the discretion of the Board of Directors. iBasis and Mr. Price are parties to an employment agreement, dated as of February 28, 2001, governing his employment with iBasis. Under the terms of the employment agreement, Mr. Price is to be paid a base salary in accordance with iBasis' practices and policies.

    We may terminate the employment agreements with Messrs. Gneezy, VanderBrug, Hughes, and Giambalvo "for cause" or at any time upon at least thirty days prior written notice, and Messrs. Gneezy, VanderBrug, Hughes, and Giambalvo may terminate their employment agreements "for good reason" or at any time upon at least thirty days prior written notice. We may terminate the employment agreement with Mr. Price at any time and Mr. Price may terminate his employment agreement at any time. If we terminate either of Messrs. Gneezy and VanderBrug without cause or if either resigns for good reason, we must continue to pay his base salary for one year and continue to provide health benefits for one year. If, within six months following an acquisition or change of control, we terminate either Messrs. Hughes, and Giambalvo without cause or if either resigns for good reason, we must continue to pay his base salary for nine months and continue to provide health benefits for nine months. If, within six months following our acquisition of PriceInteractive, Inc., or another acquisition or a change of control of iBasis, we terminate Mr. Price's employment without cause or if he resigns for good reason, we must continue to pay Mr. Price's salary for nine months and continue to provide health benefits for nine months.

    The employment agreements with Messrs. Gneezy, VanderBrug, Hughes, and Giambalvo entitle them to life insurance, health insurance and other employee fringe benefits to the extent that we make benefits of this type available to our other executive officers. All intellectual property that Messrs. Gneezy, VanderBrug, Hughes, Giambalvo and Price may invent, discover, originate or make during their term of their employment shall be the exclusive property of iBasis. Each of Messrs. Gneezy, VanderBrug, Hughes, Giambalvo and Price may not, during or after the term of his employment, disclose or communicate any confidential information without iBasis' prior written consent. Each employment agreement also contains a non-competition provision that is intended to survive the termination of each officer's employment for a period of one year. The non-competition provision in Mr. Price's employment agreement is for the later of 25 months of the PriceInteractive, Inc. acquisition or two years following the termination of his employment agreement. The agreements with Messrs. Gneezy and VanderBrug also provide that in the event of an acquisition or change in control, each of their options and restricted shares, if any, shall automatically become fully vested immediately prior to such event, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms. The agreements with Messrs. Hughes, and Giambalvo provide that in the event that we terminate the employment of the officer without cause, or the officer terminates his employment with "good reason," in either case within six months after the occurrence of an acquisition or change in control, then his options and restricted stock, if any, shall immediately vest and become exercisable, and each option shall remain exercisable until the expiration of the option or until it sooner terminates in accordance with its terms.

    In general, "good reason" as used in employment agreements of Messrs. Gneezy, VanderBrug, Hughes, Giambalvo, and Price means any material change in the compensation, position, location of employment or responsibilities of the employee. "For cause" generally means gross negligence or willful misconduct of the employee, a breach of the employment agreement or the commission of a crime.

    Our employment agreement with Mr. Giambalvo also contains provisions relating to Mr. Giambalvo's relocation to the Boston area. Under the terms of Mr. Giambalvo's employment agreement, we provided Mr. Giambalvo with $75,000 to cover his relocation expenses. In addition, we have guaranteed a loan of up to $500,000 to Mr. Giambalvo for a period of six months, in the event he purchases a home in the Boston area before he sells his existing home and we have paid $30,615 in interest on that loan during the fiscal year ended December 31, 2000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of three directors, establishes and administers our executive compensation policies and plans and administers the our stock option and other equity-related employee compensation plans. The Compensation Committee considers internal and external information in determining officers' compensation, including outside survey data.

COMPENSATION PHILOSOPHY

    iBasis' compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the shareholders. The compensation policies are designed to achieve the following objectives:

    - Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

    - Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of iBasis and the creation of shareholder value.

    - Further the iBasis' short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

COMPENSATION PROGRAM

    iBasis' executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

    BASE SALARY. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet telephony companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the company. Overall, the Compensation Committee believes that base salaries for executive officers are approximately competitive with median base salary levels for similar positions in these Internet telephony companies.

    INCENTIVE AWARDS. iBasis' executive officers are eligible to receive cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes quarterly and annual incentive opportunities for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific company performance measures established by the Compensation Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the company and the management team. In 2000 the formula for these bonuses was based on a combination of individual objectives and company financial performance objectives. iBasis' performance generally met the objectives set by the Committee in 2000.

    LONG TERM INCENTIVES. The Compensation Committee believes that stock options are an excellent vehicle for compensating its officers and employees. iBasis provides long term incentives through its 1997 Stock Incentive Plan, as amended, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments, generally over four years. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to company performance, the anticipated contribution to meeting the iBasis' long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of iBasis' common stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Chief Executive Officer's base salary, annual incentive award and long-term incentive compensation are determined by the Compensation Committee based upon the same factors as those employed by the Compensation Committee for executive officers generally. Mr. Gneezy's annualized base salary for the year ended December 31, 2000 was $203,846. The Chief Executive Officer may also be entitled to an annual cash bonus depending on iBasis' achievement of certain performance objectives, including certain growth milestones in sales and financial performance during a fiscal year, as compared to the preceding fiscal year. Any such cash bonus will be computed on a formula basis established by the Compensation Committee. For the year ended December 31, 2000, Mr. Gneezy was paid a cash bonus $100,000.

    Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Compensation Committee believes that grants made pursuant to iBasis' 1997 Stock Incentive Plan meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Compensation Committee's present intention is to comply with Section 162(m) unless the Compensation Committee feels that required changes would not be in the best interest of iBasis or its shareholders.

                                      Respectfully Submitted by the Compensation
                                      Committee,

                                            Ofer Gneezy
                                            John Jarve
                                            Charles Skibo

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors is composed of three directors, each of whom is independent as defined by the Nasdaq National Market listing rules. The Board of Directors had adopted a written Audit Committee Charter, a copy of which is attached as Appendix A.

    The Audit Committee is responsible for, among other things, monitoring the integrity and adequacy of iBasis' financial information, control systems, and reporting practices, and for recommending to the Board of Directors for adoption by the shareholders the Audit Committee's selection of independent auditors for iBasis.

    The Audit Committee has reviewed and discussed the company's audited financial statements with management, which has primary responsibility for the financial statements. The Audit Committee has discussed with Arthur Andersen LLP, iBasis' independent auditors, the matters that are required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee discussed their independence with the Arthur Andersen LLP and the Committee received written disclosures from Arthur Andersen LLP as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees."

    AUDIT FEES. The aggregate fees billed by Arthur Andersen for professional services for audit of iBasis' annual consolidated financial statements for fiscal 2000 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2000 were $172,450.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no services rendered by Arthur Andersen LLP for financial information systems design and implementation for fiscal 2000.

    ALL OTHER FEES. The aggregate fees billed for all other services rendered by Arthur Andersen LLP, other than the services covered in the two previous paragraphs, for fiscal year 2000 were $882,681, for services rendered in connection with iBasis' secondary public offering and the PriceInteractive, Inc. acquisition.

    The Audit Committee has considered whether the services provided by Arthur Andersen LLP are compatible with maintaining the independence of Arthur Andersen and has concluded that the independence of Arthur Andersen is maintained and not compromised by the services provided.

    Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in iBasis' Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                      Respectfully Submitted by the Audit
                                      Committee,

                                            John Jarve
                                            Charles Corfield
                                            Carl Redfield

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    With the exception of Mr. Gneezy, no member of the Compensation Committee is or has been an officer or employee of ours. All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2000 were made by the Committee, except that Mr. Gneezy did not participate in deliberations or decisions regarding his own compensation. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or the Committee.

COMPENSATION OF DIRECTORS

    Our directors do not receive cash compensation for their services as directors. However, non-employee directors are reimbursed for travel expenses. We maintain directors' and officers' liability insurance and our by-laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation limits the liability of our directors to either iBasis or its shareholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

    Messrs. Gneezy and VanderBrug, each of whom is both a director and executive officer of iBasis received a stock option grant in 1998 for their service as officers of iBasis. See "Executive Compensation." In addition, in September 1999, each of Messrs. Skibo and Redfield received an option to purchase 80,000 shares of common stock under the 1997 Stock Incentive Plan, with such options vesting in equal 25% increments on the date of each of the next four annual meetings of our shareholders following our initial public offering, beginning with last year's annual meeting, provided that the director is re-elected to the Board of Directors during such meetings. Each of the other non-employee directors, including Messrs. Jarve and Corfield received an option to purchase 40,000 shares of common stock on the same terms. The vesting of each of the options will accelerate by 12 months, or 25% of the total grant, in the event of a change of control of iBasis. Any vested options are forfeited if not exercised within nine months from termination of services as a director.

SECTION 16(a)--BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4, and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, all officers, directors and 10% holders complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 2000, except that Mr. Giambalvo filed a Form 3 late in February 2000.

STOCK PERFORMANCE GRAPH

    The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Composite Index and the Nasdaq Stock Market Telecommunications Index (IXTC-O) for the period from November 10, 1999 (the date on which the Common Stock was first publicly traded) through December 31, 2000. For purposes of the graph, it is assumed that the value of the investment in iBasis Common Stock and each index was 100 on November 9, 1999 and that all dividends were reinvested. The first datapoint reflected for the Company is the initial public offering price of the Common Stock.

 COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN AMONG IBASIS, THE NASDAQ STOCK
  MARKET (U.S.) COMPOSITE INDEX AND THE NASDAQ STOCK MARKET TELECOMMUNICATIONS
                                     INDEX*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          IBASIS  NASDAQ  NASDAQ TELECOMM INDEX
11/9/99      100     100                    100
11/10/99  251.56  100.99                 101.09
11/11/99  226.56  102.31                 102.32
11/12/99  217.19  103.08                 105.23
11/15/99  227.34  103.03                 105.74
11/16/99  217.58  105.46                 108.57
11/17/99  199.61  104.63                 106.91
11/18/99  207.81  107.11                 110.04
11/19/99  218.36  107.82                 110.13
11/22/99  210.94  108.57                 109.25
11/23/99  199.22  106.98                 106.88
11/24/99  197.66  109.46                 110.03
11/26/99  211.33  110.34                 110.87
11/29/99  243.75   109.5                 108.43
11/30/99  211.72  106.77                 103.81
12/1/99   228.13  107.33                 102.94
12/2/99   237.11  110.51                 105.96
12/3/99   246.88  112.68                 108.32
12/6/99   230.86  113.49                 108.36
12/7/99   231.25   114.8                 109.96
12/8/99   227.34  114.77                 110.13
12/9/99   228.13  115.03                 110.37
12/10/99  225.39  115.87                 111.55
12/13/99  230.86  117.08                 113.58
12/14/99  212.89  114.32                 111.83
12/15/99  194.14  115.93                 111.31
12/16/99  185.16  118.91                  113.9
12/17/99  170.31  120.13                 114.88
12/20/99  160.16  121.12                 115.35
12/21/99  178.91  125.19                 119.23
12/22/99  174.22  126.03                 119.44
12/23/99   187.5  127.06                  121.8
12/27/99  195.31  127.25                 121.59
12/28/99  214.84  127.15                 122.26
12/29/99  198.44  129.37                 126.46
12/30/99  198.44  129.23                 125.27
12/31/99  179.69  130.26                 128.41
1/3/00    196.48  132.24                 129.43
1/4/00    205.47   124.9                 121.82
1/5/00    199.61  124.13                 120.38
1/6/00    197.27  119.31                 114.74
1/7/00     191.8  124.29                 119.29
1/10/00   199.22  129.64                 125.62
1/11/00   218.36  125.53                 119.15
1/12/00   222.66  123.25                 119.57
1/13/00    237.5  126.68                 125.22
1/14/00   263.28  130.11                  125.5
1/18/00   288.28  132.24                 127.35
1/19/00   338.28  132.89                 130.27
1/20/00   374.22  134.12                 132.86
1/21/00   435.94  135.59                 134.45
1/24/00   443.75  131.13                 130.07
1/25/00   471.88  133.41                 131.45
1/26/00   471.09  130.29                 126.77
1/27/00   501.56  129.32                  125.6
1/28/00   526.56  124.44                 120.36
1/31/00   466.41  126.15                 124.88
2/1/00    473.83  129.72                 127.61
2/2/00    494.92  130.43                 128.63
2/3/00    565.63  134.82                 131.29
2/4/00    559.38  135.88                 132.29
2/7/00    506.64  138.36                 134.34
2/8/00    547.66  141.75                 139.46
2/9/00    541.41  139.69                 136.42
2/10/00   500.39  143.61                 139.56
2/11/00   471.88  140.73                 137.36
2/14/00   451.17  141.47                  136.9
2/15/00   425.78  141.54                 136.29
2/16/00   468.75  141.76                 136.03
2/17/00      450  145.64                 139.94
2/18/00   406.25  141.25                 135.38
2/22/00   461.72   140.3                 135.29
2/23/00   457.81  145.69                 140.13
2/24/00   434.38  147.85                 141.84
2/25/00    487.5  146.98                  141.1
2/28/00   464.06  146.57                 141.72
2/29/00   503.13  150.38                 144.31
3/1/00    500.78  153.18                 148.38
3/2/00    482.81  152.23                 148.16
3/3/00       475  157.36                 151.34
3/6/00    496.09  157.05                 151.19
3/7/00    503.13  155.22                 148.05
3/8/00    459.38   156.8                 149.44
3/9/00    456.74   161.6                 153.38
3/10/00   465.63  161.65                 155.56
3/13/00      450  157.13                 148.94
3/14/00   443.85  150.71                 143.72
3/15/00   455.47  146.74                  139.5
3/16/00   459.38  151.06                 144.46
3/17/00   452.34  153.64                 145.92
3/20/00    433.2  147.62                 138.63
3/21/00   431.25  150.87                  141.4
3/22/00   420.31  155.78                 145.32
3/23/00   420.31  158.21                 146.93
3/24/00   360.94  158.92                 147.66
3/27/00   342.19  158.78                  147.6
3/28/00      325  154.79                 144.86
3/29/00   303.13  148.73                 140.56
3/30/00      275  142.75                 135.22
3/31/00   256.64  146.43                 139.37
4/3/00    234.38  135.26                 129.67
4/4/00    181.35  132.86                 125.47
4/5/00    198.05  133.51                 124.94
4/6/00    229.69  136.66                 127.45
4/7/00    321.88  142.39                 133.33
4/10/00   284.38  134.12                 124.72
4/11/00   239.45  129.89                  119.5
4/12/00   205.47  120.72                 109.82
4/13/00   165.63  117.75                 108.24
4/14/00   122.66  106.36                  97.53
4/17/00   134.77  113.34                 103.55
4/18/00   173.44  121.49                    109
4/19/00   185.94   118.7                 108.26
4/20/00   168.75  116.69                 104.51
4/24/00   149.22  111.52                     99
4/25/00   158.59  118.85                 106.11
4/26/00   149.22  116.25                 103.13
4/27/00   137.89  120.86                 109.01
4/28/00   141.41  123.64                 112.63
5/1/00    150.39  126.76                 116.18
5/2/00     137.5  121.23                  110.3
5/3/00    145.31  118.73                 108.12
5/4/00    138.28  119.15                 109.19
5/5/00    138.28  122.24                 110.82
5/8/00    124.61  117.52                 107.41
5/9/00    118.75  114.82                 104.94
5/10/00   110.94  108.41                  98.59
5/11/00   116.41  112.09                 101.42
5/12/00    112.5  113.03                 101.24
5/15/00   115.63  115.55                 103.68
5/16/00   128.13  119.07                 108.11
5/17/00   123.83  116.74                 105.37
5/18/00   119.14  113.34                 101.76
5/19/00   108.59  108.59                  95.23
5/22/00   101.56  107.75                  94.07
5/23/00    85.94  101.36                  87.99
5/24/00     87.5  104.76                  89.74
5/25/00    84.37  102.67                  89.34
5/26/00    97.27  102.66                  88.43
5/30/00    92.58  110.81                  97.03
5/31/00    87.89  108.93                  95.46
6/1/00    107.81  114.75                 100.35
6/2/00    134.38  122.15                 108.55
6/5/00    134.38  122.42                 108.39
6/6/00    126.56  120.32                 106.47
6/7/00    139.84  122.98                 108.51
6/8/00    146.88  122.54                 107.87
6/9/00    158.59  124.12                 109.65
6/12/00   205.47   120.7                 108.51
6/13/00   181.25  123.36                 110.54
6/14/00   209.38  121.65                 108.05
6/15/00   201.56   123.2                 109.43
6/16/00   192.19  123.67                 109.68
6/19/00   179.69  127.81                  112.7
6/20/00   203.13  128.57                 111.79
6/21/00   232.81  130.19                 112.69
6/22/00   226.56  126.12                 109.37
6/23/00   214.06  123.19                 106.38
6/26/00   232.81  125.32                 108.19
6/27/00   236.72  123.62                 106.93
6/28/00    266.8  126.23                 109.89
6/29/00    287.5  124.21                 106.87
6/30/00   269.14  127.06                 110.13
7/3/00    257.81  127.89                 110.88
7/5/00    245.31  123.76                 107.46
7/6/00    237.11  126.89                 110.05
7/7/00    235.55  128.89                 111.03
7/10/00      250  127.52                 108.64
7/11/00   243.36  126.75                 108.19
7/12/00   239.84  131.34                 112.79
7/13/00   233.59  133.75                 115.89
7/14/00   217.97  136.04                 118.37
7/17/00   216.02  136.95                 118.06
7/18/00   209.38  133.83                 114.79
7/19/00   193.75  129.93                 111.72
7/20/00   195.31  134.06                 116.86
7/21/00   182.81  131.18                 114.43
7/24/00   157.42  127.56                 110.54
7/25/00   154.69   129.1                 113.43
7/26/00    154.3  127.76                 112.66
7/27/00   136.33   123.1                 104.92
7/28/00   117.97  117.36                  98.31
7/31/00    112.5  120.69                 101.36
8/1/00    118.75  118.08                  98.97
8/2/00    117.19  117.21                  97.74
8/3/00    121.88  120.47                 100.81
8/4/00    139.06  121.35                 101.35
8/7/00    148.44  123.77                 103.09
8/8/00    131.64  123.31                 100.85
8/9/00    131.25  123.47                 100.65
8/10/00   122.27  120.48                   98.5
8/11/00   127.34  121.42                   98.6
8/14/00      125  123.35                 100.49
8/15/00      125  123.41                 100.27
8/16/00   129.69  123.72                  100.1
8/17/00   121.48  126.27                 102.86
8/18/00   117.97  125.94                 102.41
8/21/00   119.53  126.67                 102.04
8/22/00   117.19  126.83                 101.46
8/23/00   113.67  128.52                 101.61
8/24/00   110.55  129.88                 102.16
8/25/00   110.16  129.54                 102.44
8/28/00   116.41  130.43                 103.33
8/29/00    116.8   130.8                 102.39
8/30/00    137.5   131.5                 102.62
8/31/00   129.69  134.79                 105.17
9/1/00    143.65  135.68                 107.26
9/5/00    154.69  132.76                  104.3
9/6/00    153.13  128.61                 101.45
9/7/00    145.31  131.33                  102.3
9/8/00    143.75  127.49                  98.62
9/11/00   131.25  124.86                  96.18
9/12/00   123.83  123.36                  94.83
9/13/00   127.73  124.79                  96.78
9/14/00   131.64  125.43                  97.04
9/15/00   121.48  122.91                  94.74
9/18/00   114.84  119.43                  91.53
9/19/00   117.19  123.88                  94.99
9/20/00   113.96  124.91                  92.62
9/21/00   110.16  122.71                     91
9/22/00   106.25   121.9                   92.3
9/25/00    98.44   119.9                  91.94
9/26/00    94.53  118.23                   90.4
9/27/00    92.58  117.18                  89.08
9/28/00   102.34  121.09                  92.56
9/29/00    99.22  117.71                  92.33
10/2/00    82.42  114.38                   90.1
10/3/00    71.09  110.76                  87.92
10/4/00    76.95  112.92                  89.98
10/5/00    71.87  111.28                   88.6
10/6/00     66.8  107.72                   84.4
10/9/00    75.78  107.55                  85.22
10/10/00   80.47  103.86                  83.13
10/11/00   71.09  101.55                  79.46
10/12/00    62.5   98.55                  75.83
10/13/00   67.19  106.31                  82.21
10/16/00   63.67  105.46                  81.55
10/17/00    58.2  103.01                  78.58
10/18/00   57.03  101.65                  75.37
10/19/00   55.47  109.57                  81.28
10/20/00   56.25  111.64                  83.01
10/23/00   57.42  111.18                  82.91
10/24/00    54.1  109.61                  82.39
10/25/00   48.44  103.51                  74.97
10/26/00   45.31  104.88                  74.32
10/27/00   42.38  105.08                  76.33
10/30/00   43.75  102.29                  74.53
10/31/00   48.44  108.01                  78.95
11/1/00    56.25  106.85                  76.82
11/2/00    53.12  109.91                  77.86
11/3/00    53.91  110.64                  78.56
11/6/00    53.12   109.5                  76.69
11/7/00    58.98  109.49                  76.87
11/8/00     54.1  103.59                  73.39
11/9/00    48.44  102.59                   72.8
11/10/00   47.07    97.1                  69.46
11/13/00   44.53    95.1                  69.24
11/14/00   47.27   100.6                  73.51
11/15/00    45.7  101.47                  73.88
11/16/00   42.58   97.19                  70.94
11/17/00   38.28   97.04                  70.28
11/20/00   37.11   92.18                  66.84
11/21/00   31.64   92.05                  66.46
11/22/00   27.34   88.33                  62.85
11/24/00   37.11   93.11                  66.58
11/27/00   32.81   92.34                  65.89
11/28/00   33.59   87.68                  62.14
11/29/00   30.86   86.78                  60.87
11/30/00   26.76   83.29                  58.61
12/1/00    28.91   84.81                  61.28
12/4/00    30.08   83.86                  61.51
12/5/00    28.91   92.65                   67.6
12/6/00    31.45   89.66                  66.69
12/7/00    28.52   88.25                  66.05
12/8/00    29.69   93.54                  70.15
12/11/00   35.55   96.67                   72.1
12/12/00    41.8      94                  70.08
12/13/00   46.87   90.51                  69.63
12/14/00   42.77   87.49                  66.68
12/15/00   41.41   85.07                  65.16
12/18/00   37.89   84.15                  64.34
12/19/00   31.25   80.54                  60.26
12/20/00    29.3    74.8                  55.46
12/21/00   27.73   75.04                  53.95
12/22/00   31.25   80.71                  57.93
12/26/00   27.73   79.96                  57.43
12/27/00   26.76   81.43                  59.52
12/28/00   26.17   82.02                   59.9
12/29/00   25.78   79.22                  58.63

    * $100 invested on 11/9/99 in stock or index--including reinvestment of dividends. Fiscal year ending December 31.

CUMULATIVE TOTAL RETURN                       11/09/99    12/99      03/00      06/00      09/00      12/00
-----------------------                       --------   --------   --------   --------   --------   --------
iBasis......................................    100       179.69     256.64     269.14      99.22      25.78
NASDAQ STOCK MARKET (U.S.)
COMPOSITE INDEX.............................    100       130.26     146.43     127.06     117.71      79.22
NASDAQ STOCK MARKET
TELECOMMUNICATIONS INDEX....................    100       128.41     139.37     110.13      92.33      58.63

    For purposes of this comparison, we have used a different published industry index, the Nasdaq Stock Market Telecommunications Index (IXTC-O) rather than the industry index that appeared in our proxy statement for our 2000 Annual Meeting, which took place on May 24, 2000. In light of the industries in which the Company participates, we believe that the previously-used index, the Nasdaq Electronic Components Stock Index (SIC Code 4813), does not provide a meaningful benchmark for an assessment of the cumulative total returns for our common stock.

PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Each class serves a three-year term. The Class 2 Directors' term will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified.

    The Board of Directors has nominated Charles M. Skibo for re-election as a Class 2 Director, to hold office until the Annual Meeting of Shareholders to be held in 2004 and until his respective successor is duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for Mr. Skibo will be voted FOR his election.

    Mr. John Jarve will be resigning as a Class 2 Director at the end of his term, May 31, 2001. The Board of Directors is currently seeking qualified candidates to serve as a Class 2 Director. Mr. Jarve's resignation is not due to a disagreement with iBasis, its operations, policies or management. The by-laws of iBasis provide that the majority of the Board of Directors may fill a vacancy on the Board of Directors. The Board of Directors, after suitable search, intends to fill the Class 2 Director vacancy left by Mr. Jarve's resignation with a qualified candidate that shall hold office until 2004.

    The following table sets forth for the nominee to be elected at the Annual Meeting and for each director whose term of office will extend beyond the Annual Meeting, his age, the position(s) currently held by each nominee or director with iBasis, the year such nominee or director was first elected a director, the year each nominee's or director's term will expire and the class of director of each nominee or director.

                                                                                         YEAR TERM
                                                                                           WILL      CLASS OF
NOMINEE OR DIRECTOR'S NAME    AGE             POSITION(S) HELD          DIRECTOR SINCE    EXPIRE     DIRECTOR
--------------------------  --------   -------------------------------  --------------   ---------   --------
Ofer Gneezy (1)..........      49      President, Chief Executive            1996          2002         3
                                       Officer, Treasurer, Director
Gordon J. VanderBrug.....      58      Executive Vice President,             1996          2003         1
                                       Assistant Secretary, Director
Charles N. Corfield (2)...     41      Director                              1997          2002         3
John Jarve (3)...........      45      Director                              1998          2001         2
Carl Redfield (2)........      54      Director                              1999          2002         3
Charles M. Skibo (1).....      62      Director                              1999          2001         2
Daniel Price.............      43      Senior Vice President of Speech       2001          2003         1
                                       Solutions, Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Mr. Jarve does not seek, and has not been nominiated for, re-election as a Class 2 Director. Mr. Jarve's term as director will end May 31, 2001.

    MR. GNEEZY has served as the President, Chief Executive Officer and as director of iBasis since our formation in August 1996. From 1994 to 1996, Mr. Gneezy was President of Acuity Imaging, Inc., a multinational public company focused on the industrial automation industry. From 1980 to 1994, prior to being renamed Acuity Imaging in connection with a merger with Itran, Mr. Gneezy was an executive of Automatrix, Inc., a public industrial automation company, serving as its President and Chief Executive Officer. Since July 2000, Mr. Gneezy has been a director of Natural MicroSystems Corporation, and in 2001 Mr. Gneezy became a member of their Audit Committee. Mr. Gneezy graduated from Tel-Aviv University, obtained his Masters of Science from the Massachusetts Institute of Technology and is a graduate of the Advanced Management Program of the Harvard Business School.

    DR. VANDERBRUG has served as Executive Vice President and as a director of iBasis since October 1996. From 1991 to 1996, Dr. VanderBrug was the Director of Marketing, Electronic Imaging Systems of Polaroid Corporation. In 1980
Dr. VanderBrug co-founded Automatrix, Inc. Dr. VanderBrug received his B.A. in mathematics from Calvin College, an M.A. in mathematics from Wayne State University, and his Ph.D. in computer science from the University of Maryland.

    MR. CORFIELD has been a director of iBasis since September 1997. Since 1999, Mr. Corfield has been a director of BeVocal and since 2000, the Chief Executive Officer of SandCherry Networks. Mr. Corfield serves on the board of directors of Liberate Technologies, a web-based, enhanced television company. Mr. Corfield co-founded Frame Technology, a software company, in 1986 and was a member of its board of directors and its Chief Technology Officer until it was acquired by Adobe Systems in 1995.

    MR. JARVE has been a director of iBasis since August 1998. Mr. Jarve has been employed by Menlo Ventures, a venture capital firm focused on the software, communications, health care, and Internet sectors, where he currently serves as a general partner and managing director. Mr. Jarve received a B.S. and M.S. in electrical engineering from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

    MR. SKIBO has been a director of iBasis since September 1999. Currently, Mr. Skibo is the Chief Executive Officer and Chairman of Colo.com, a provider of facilities and co-location services to communication and information technology industries. Since 1994, Mr. Skibo has served as Chairman and Chief Executive Officer of Strategic Enterprises and Communications, Inc., a venture capital firm. Mr. Skibo also serves as Chairman and Chief Executive Officer of Allied Telecommunications, a communications company. From 1985 to 1987, Mr. Skibo was President and CEO of US Sprint and its predecessor company, U.S. Telecom.

    MR. REDFIELD has been a director of iBasis since September 1999.
Mr. Redfield has been Senior Vice President, Manufacturing and Logistics of Cisco since February 1997. From September 1993 to February 1997, Mr. Redfield was Vice President of Manufacturing at Cisco. Mr. Redfield also is a director of CTC Communications Corp., and VA Linux Systems, Inc. Mr. Redfield received a B.S. in Materials Engineering from Renselaer Polytechnic Institute.

    MR. PRICE has been a director of iBasis since February 2001, after iBasis' acquisition of PriceInteractive, Inc. Mr. Price replaced Charles M. Houser on the Board of the Directors. Mr. Price has served as iBasis' Senior Vice President of Speech Solutions since February 2001. From 1997 to February 2001, Mr. Price was the co-founder and Chief Executive Officer of PriceInteractive. Prior to founding PriceInteractive, Mr. Price served as President of SAS Corporation, an automated telemessaging services company that he co-founded in 1991. Mr. Price received a B.S. degree from the University of Maryland and an M.B.A. from Harvard University.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors held a total of nine meetings during the year ended December 31, 2000. During that period the Audit Committee of the Board held four meetings and the Compensation Committee of the Board held six meetings. Each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and committees of the Board on which the director served during the year.

    The Compensation Committee consists of Messrs. Gneezy, Jarve, and Skibo. The Compensation Committee determines the compensation of the iBasis' senior management and administers the stock option plans. The Audit Committee consists of Messrs. Jarve, Corfield, and Redfield. The Audit Committee recommends engagement of the iBasis' independent auditors, consults with the iBasis' auditors concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the company's operating results, and reviews the company's financial controls.

    The Board of Directors has no standing nominating committee.

CERTAIN TRANSACTIONS

    On February 27, 2001, iBasis acquired PriceInteractive, Inc. for approximately $46.0 million in cash and 10.2 million shares of iBasis' common stock. As a part of the consideration for the acquisition, we issued $8,145,733 and 1,708,873 shares of common stock to Daniel Price, co-founder and shareholder of PriceInteractive, Inc.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEE LISTED ABOVE.

            PROPOSAL NUMBER 2--RATIFICATION OF SELECTION OF AUDITORS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, certified public accountants, to serve as independent auditors for the fiscal year ending December 31, 2001. Arthur Andersen LLP has served as iBasis' independent auditors since 1996. It is expected that a member of the firm of Arthur Andersen LLP will be present at the Annual Meeting and will be available to make a statement and to respond to appropriate questions. If the shareholders do not ratify the selection of Arthur Andersen LLP, the Board of Directors may consider selection of other independent certified public accountants to serve as independent auditors, but no assurances can be made that the Board of Directors will do so or that any other independent certified public accountants would be willing to serve.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF IBASIS' AUDITORS.

                               VOTING PROCEDURES

    The affirmative vote of a plurality of the shares of iBasis' common stock present or represented at the Annual Meeting and entitled to vote is required for the election of the Class 2 Director and the affirmative vote of a majority of such shares is required for the ratification of the appointment of the company's auditors. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals, with the results that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

                                 OTHER BUSINESS

    The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than that stated above. If other business should come before the Annual Meeting, the persons named in the proxies solicited hereby, each of whom is an iBasis employee, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

                             SHAREHOLDER PROPOSALS

    It is currently contemplated that the 2002 Annual Meeting of Shareholders will be held on or about May 31, 2001. Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the

Company's principal executive offices not later than December 15, 2001. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Dated: May 3, 2001

                           ANNUAL REPORT ON FORM 10-K

    A copy of iBasis' Annual Report on Form 10-K for the year ended
December 31, 2000 will be furnished without charge (except for exhibits) to beneficial owners or shareholders of record upon request to Investor Relations, iBasis, Inc. 20 Second Avenue, Burlington, MA 01803.

Appendix A

                                  IBASIS, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the board of directors to be known as the audit committee (the "Audit Committee") and that the members of the Audit Committee shall be composed of directors who are not officers or employees of the corporation or its subsidiaries and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. At least three members of the Audit Committee shall be conversant with the terms and terminology of finance, of which at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation. Independent auditors of the corporation shall be primarily accountable to the Audit Committee.

RESPONSIBILITIES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the Audit Committee will:

1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and receive from any potential auditor a written statement of all relationships of the auditor to the corporation.

2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

3. Obtain satisfaction that the audit fee is appropriate and that the corporation will receive a complete and comprehensive audit for such fee.

4. Review with independent auditors and the corporation's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

5. Review the internal audit function of the corporation including the independence and authority with respect to its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

6. Receive prior to each Audit Committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

7. Review the financial statements contained in the annual report to stockholders and, upon request of the Chief Financial Officer or Chief Accounting Officer, or when they deem it appropriate, quarterly reports on Form 10-Q, prior to their issuance, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

8. Review with the independent auditors any significant disputes between management and the independent auditors that arose in connection with the preparation of the financial statements.

9. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

10. Review the corporation's compliance with law and significant corporate policies, including its code of conduct.

11. Review accounting and financial human resources and succession planning within the corporation.

12. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

13. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

IBS48B                         DETACH HERE


                                  PROXY

                               iBASIS, INC.

              PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned shareholder of iBASIS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 3, 2001, and hereby appoints Ofer Gneezy and Gordon VanderBrug, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of iBasis, Inc. to be held on Thursday, May 31, 2001 at 10:00 a.m., local time, at our offices, 20 Second Avenue, Burlington, Massachusetts 01803 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR, FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR iBASIS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

 -------------                                                    -------------
| SEE REVERSE |                                                  | SEE REVERSE |
|     SIDE    |    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    |     SIDE    |
 -------------                                                    -------------

------------------------------------       ---------------------------------------
       VOTE BY TELEPHONE                           VOTE BY INTERNET
------------------------------------       ---------------------------------------

It's fast, convenient and immediate!       It's fast, convenient and your
Call Toll-Free on a Touch-Tone Phone       vote is immediately confirmed
1-877-PRX-VOTE (1-877-779-8683).           and posted.

------------------------------------       ---------------------------------------
Follow these four easy steps:              Follow these four easy steps:
 1. Read the accompanying Proxy             1. Read the accompanying Proxy
    Statement and Proxy Card.                  Statement and Proxy Card.

 2. Call the toll-free number               2. Go to the Website
    1-877-PRX-VOTE (1-877-779-8683).           http://www.eproxyvote.com/ibas

 3. Enter your 14-digit Voter Control       3. Enter your 14-digit Voter Control
    Number located on your Proxy Card          Number located on your Proxy Card
    above your name.                           above your name.

 4. Follow the recorded instructions.       4. Follow the instructions provided.
------------------------------------       ---------------------------------------
YOUR VOTE IS IMPORTANT!                    YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!               Go to http://www.eproxyvote.com/ibas
                                           anytime!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET



                                    DETACH HERE
IBS48A

                                                                                                        ____
                                                                                                            |
 ----  PLEASE MARK                                                                                          |
| X  | VOTES AS IN
|    | THIS EXAMPLE
 ----


          1. ELECTION OF THE DIRECTOR
                                                                                   FOR    AGAINST    ABSTAIN
             NOMINEE: (01) Charles M. Skibo          2. PROPOSAL TO RATIFY AND     ---       ---        ---
                                                        APPOINT ARTHUR ANDERSEN   |   |     |   |      |   |
                                                        LLP AS INDEPENDENT        |   |     |   |      |   |
                                                        AUDITORS.                  ---       ---        ---
                  FOR      WITHHELD
                 ----       ----
                |    |     |    |
                |    |     |    |
                 ----       ----



                                                               MARK HERE   ----        MARK HERE     ----
                                                              IF YOU PLAN |    |      FOR ADDRESS   |    |
                                                               TO ATTEND  |    |       CHANGE AND   |    |
                                                              THE MEETING  ----       NOTE AT LEFT   ----


                                                        Please sign exactly as your name(s) appear(s) hereon. All
                                                        holders must sign.

                                                        Corporation or partnership, please sign in full corporate
                                                        or partnership name by authorized person.


Signature: ________________________  Date: _________    Signature: ________________________  Date: _________